UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2025

BLUEJAY DIAGNOSTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

delaware	001-41031	47-3552922
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

360 Massachusetts Avenue, Suite 203

Acton, MA 01720

(Address of principal executive offices and zip code)

(844) 327-7078

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BJDX	The Nasdaq Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported by Bluejay Diagnostics, Inc. (the “Company”) in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, the Company has been discussing the terms and timing of a separation from employment with its Chief Technology Officer, Jason Cook. On May 28, 2025, the Company and Dr. Cook entered into a separation agreement and general release, which will become effective on June 4, 2025 unless earlier revoked by Dr. Cook (the “Separation Agreement”).

Under the terms of the Separation Agreement, Dr. Cook will cease employment with the Company on May 30, 2025. Following separation, Dr. Cook will receive the severance amounts provided for under his existing employment agreement with the Company, which consist of six-months’ base salary and a pro rata target bonus for the 2025 calendar year based on the portion of the 2025 calendar year in which he was employed. The payment of such amounts, which will occur in equal installments over the six-month period following his cessation of employment, are subject to the compliance by Dr. Cook of certain ongoing covenants with respect to confidentiality, cooperation and other matters. The Separation Agreement provides that the parties may mutually agree for Dr. Cook to serve as a paid consultant following his cessation of employment, and any such consulting arrangement, if any, will be on terms to be mutually agreed by the parties in the future.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Separation and Release Agreement, entered into on May 28, 2025, by and between Bluejay Diagnostics, Inc. and Jason Cook
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Bluejay Diagnostics, Inc.

By:	/s/ Neil Dey
Neil Dey
President and Chief Executive Officer

Date: May 28, 2025

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